Exhibit 5.2

May 2, 2025

Enlivex Therapeutics Ltd.

14 Einstein Street

Nes Ziona, Israel 7403618

Re:      Enlivex Therapeutics Ltd. Shelf Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as legal counsel for Enlivex Therapeutics Ltd., a company organized under the Laws of the State of Israel (the “Company”), in connection with the preparation of a Shelf Registration Statement on Form F-3, including the base prospectus (the “Base Prospectus”) constituting a part thereof (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s offering of up to an aggregate of up to $300,000,000 of any combination of: (i) ordinary shares, NIS 0.40 per share, of the Company (“Ordinary Shares”), inclusive of an aggregate of up to 7,392,858 Ordinary Shares that may be issued pursuant to outstanding warrants offered and sold under the Company’s registration statement on Form F-3 declared effective on May 5, 2022 (Registration No. 333-264561), consisting of 3,571,429 Ordinary Shares issuable upon the exercise of certain Series A warrants issued on May 29, 2024, (ii) 3,571,429 Ordinary Shares issuable upon the exercise of certain Series B warrants issued on May 29, 2024, (iii) 125,000 Ordinary Shares issuable upon the exercise of certain Series A placement agent warrants issued on May 29, 2024, and (iv) 125,000 Ordinary Shares issuable upon the exercise of certain Series B placement agent warrants issued on May 29, 2024 (such warrants, collectively, the “2024 Warrants”); (ii) warrants to purchase Ordinary Shares (“Warrants”); and (iii) purchase units consisting of Ordinary Shares and Warrants (“Units”); and (iv) the Ordinary Shares that may be issued upon the exercise of the Warrants or in connection with the Units, as applicable. The Ordinary Shares, Warrants and Units that may be offered and sold by the Company under the Base Prospectus are referred to herein collectively as the “Securities.” The Securities may be offered, issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Base Prospectus contained therein and supplements to the Base Prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act.

The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein (each, a “Counterparty”). The Units will be issued under a unit agreement (each, a “Unit Agreement”), each to be between the Company and a Counterparty.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

(1)	the Registration Statement;

(2)	an English translation of the Company’s Articles of Association, as amended to the date hereof (the “Charter”);

(4)	the forms of 2024 Warrants filed as exhibits to a report on Form 6-K filed by the Company with the Commission on May 29, 2024;

Enlivex Therapeutics Ltd.

May 2, 2025

(5)	the engagement agreement (the “Engagement Agreement”) between the Company and H.C. Wainwright & Co., LLC, pursuant to which the Company issued Series A placement agent warrants and Series B placement agent warrants on May 29, 2024 as described above (such warrants, the “Placement Agent Warrants”);

(6)	the securities purchase agreement, dated as of May 27, 2024 (the “Securities Purchase Agreement,” and together with the Engagement Agreement and the 2024 Warrants, the “2024 Warrant Documents”), by and between the Company and the investor named therein, pursuant to which the Company issued the Series A warrants and the Series B warrants on May 29, 2024 as described above (such warrants, the “Investor Warrants”); and

(3)	such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinions set forth below, in each case subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that (i) at the time of execution, countersignature, issuance and delivery of any Warrants, each Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto, (ii) at the time of execution, countersignature, and issuance and delivery of any Units, each Unit Agreement will be the valid and legally binding obligation of each Counterparty thereto, (iii) the obligations of each party set forth in the 2024 Warrant Documents are valid and binding obligations of such party and are enforceable against such party in accordance with all stated terms (other than the Company’s obligations under the 2024 Warrants, to the extent set forth in our opinion below), (iv) each individual that executed any of the 2024 Warrant Documents, whether on behalf of such individual or another person, was legally competent to do so; (v) the due authorization, adoption, approval, execution and delivery by all parties thereto of the 2024 Warrant Documents; (vi) each of the parties that executed any of the 2024 Warrant Documents had duly and validly executed and delivered each of such documents to which such party is a signatory.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Warrant Agreement, such Warrant Agreement will have been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of such Warrant Agreement will not violate the laws of any jurisdiction (provided that as to the federal laws of the United States we make no such assumption).

In connection with the issuance of the 2024 Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of the 2024 Warrants, the 2024 Warrants had been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of the 2024 Warrants did not violate the laws of any jurisdiction (provided that as to the federal laws of the United States and the laws of the State of New York we make no such assumption).

In connection with the issuance of Units, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Unit Agreement, such Unit Agreement will have been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of such Unit Agreement will not violate the laws of any jurisdiction (provided that as to the federal laws of the United States we make no such assumption).

Enlivex Therapeutics Ltd.

May 2, 2025

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Securities Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered will have been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) in connection with the issuance of any Securities, an adequate number of authorized and unissued Ordinary Shares will be available for issuance under the Charter, as then in effect.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

(1)	With respect to the Warrants, assuming (i) the taking of all necessary corporate action by the Company’s board of directors (the “Board”) to approve the execution and delivery of each Warrant Agreement and (ii) the due execution, countersignature, issuance and delivery of such Warrant Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Base Prospectus or a Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

(2)	With respect to the 2024 Warrants, assuming (i) the taking of all necessary corporate action by the Company’s board of directors to approve the execution and delivery of the 2024 Warrants, (ii) the due execution, countersignature, issuance and delivery of the Placement Agent Warrants pursuant to the terms of the Engagement Agreement and (iii) the due execution, countersignature, issuance and delivery of the Investor Warrants pursuant to the terms of the Securities Purchase Agreement, the 2024 Warrants constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

(2)	With respect to the Units, assuming (i) the taking of all necessary corporate action by the Board to approve (x) the execution and delivery of the applicable Unit Agreement and (y) any Securities to be issued separately or as part of any such Units and (ii) the due execution, countersignature, issuance and delivery of such Unit Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Base Prospectus or a Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Unit Agreement and such agreement, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law, (iii) an implied covenant of good faith and fair dealing, (iv) the discretion of the court before which any proceeding for enforcement may be brought and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

Enlivex Therapeutics Ltd.

May 2, 2025

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of New York and the federal securities laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP